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                                 EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this Pre-effective Amendment No. 2 to the registration statement on Form S-4 of our report dated March 29, 1996, except for the second paragraph of Note 13, as to which date is April 29, 1996, on our audits of the financial statements of Trade Products, Inc. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Seattle, Washington
February 11, 1997